UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

Next 1 Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52669	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2690 Weston Road, Suite 200 Weston, FL 33331
(Address of Principal Executive Offices)

(954) 888-9779

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2015, Next 1 Interactive, Inc. (the “Company”) entered into a Second Note Amendment with Mark A. Wilton (the “Second Note Amendment”), which, among other things addressed the following: (i) an aggregate of $3,100,000 of promissory notes previously issued by the Company to Mr. Wilton were converted into an aggregate of 6,200,000 shares of the Company’s common stock, par value $.00001 per share (the “Common Stock”), at a price of $0.50 per share; (ii) extended the maturity date to December 1, 2016 on the three (3) promissory notes that remained outstanding subsequent to the conversion described above, which notes are all dated April 15, 2011, in the respective principal amounts of $2,148,326 (reduced from a principal amount of $4,385,326 following the conversion of $2,237,000 into shares of Common Stock), $550,000 (reduced from an original principal amount of $1,500,000 due to prior reductions and exchanges into other promissory notes), and $211,000, (collectively, the “Notes”); (iii) permits the Company to further extend the maturity date of the Notes until December 1, 2017 if all monthly interest payments are paid in full; (iv) interest on the Notes is to be paid monthly; (v) the conversion price for the remaining $2,909,326 of Notes will remain at a fixed $0.50 per share; and (vi) the Company will maintain the right to force a conversion of the Notes into shares of Common Stock under certain circumstances.

In addition, in lieu of the payment of interest on certain promissory notes, the Company issued to Mr. Wilton on May 20, 2015 (i) $75,000 of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”); and (ii) warrants (the “Warrants”) to purchase 1,500,000 shares of Common Stock at an exercise price of $0.01 per share. The Company also agreed to issue to Mr. Wilton 24,800,000 shares of common stock at a price of $0.03 per share.

The foregoing description of the Second Note Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Note Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

As described above, on May 15, 2015, the Company issued to Mr. Wilton an aggregate of 6,200,000 shares of Common Stock in connection with the conversion of a total of $3,100,000 of principal amount of certain promissory notes at a conversion price of $0.50 per share of Common Stock. The Company also issued on May 15, 2015, 24,800,000 shares of Common Stock to Mr. Wilton at a price of $0.03 per share. In addition, in lieu of the payment of interest on certain promissory notes, the Company issued to Mr. Wilton on May 20, 2015 (i) $75,000 of Series B Preferred Stock; and (ii) Warrants to purchase 1,500,000 shares of Common Stock at an exercise price of $0.01 per share.

The offer and issuance of these shares of Common Stock, the Series B Preferred Stock and Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For the issuance of the 6,200,000 shares of Common Stock, the Company intends to rely on the exemption from federal registration under Section 3(a)(9) of the Securities Act. For the issuance of the 24,800,000 shares of Common Stock, the Series B Preferred Stock and the Warrants, the Company intends to rely on the exemption from federal registration under the Section 4(a)(2) of the Securities Act, based on the Company’s belief that the offer and sale of these shares has not and will not involve a public offering and Mr. Wilton is an “accredited investor” as defined under Section 501 promulgated under the Securities Act and no general solicitation has been involved in the offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Second Note Amendment between Next 1 Interactive, Inc. and Mark A. Wilton, dated May 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Date: May 21, 2015	By:	/s/ William Kerby
William Kerby
Chief Executive Officer